Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-18737 on Form N-1A of our report dated May 29, 2026, relating to the financial statements and financial highlights of the TCW MetWest High Yield Bond Fund, TCW MetWest Investment Grade Credit Fund, TCW MetWest Low Duration Bond Fund, TCW MetWest Strategic Income Fund, TCW MetWest Sustainable Securitized Fund, TCW MetWest Total Return Bond Fund, TCW MetWest Ultra Short Bond Fund, and TCW MetWest Unconstrained Bond Fund, each a series of the TCW Metropolitan West Funds, appearing in Form N-CSR of the TCW Metropolitan West Funds for the year ended March 31, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Los Angeles, California

July 23, 2026